                                                                 EXHIBIT 3(c)




                                    BY-LAWS


                                       OF


                               DTE HOLDINGS, INC.


                             _____________________

                         AS ADOPTED ON JANUARY 26, 1995
                             _____________________

                                    BY-LAWS
                                       of
                               DTE HOLDINGS, INC.
                             _____________________

                                     INDEX


                                                                                                                              Page
                                                                                                                              ----
                                                             ARTICLE I

SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   SECTION 1.  Annual Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   SECTION 2.  Special Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   SECTION 3.  Notice of Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   SECTION 4.  Quorum.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
   SECTION 5.  Voting and Inspectors.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
   SECTION 6.  Record of Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
   SECTION 7.  List of Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

                                                            ARTICLE II

BOARD OF DIRECTORS AND COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   SECTION 1.  Number, Time of Holding Office and Limitation on Age.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   SECTION 2.  Vacancies.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   SECTION 3.  Meetings of the Board.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   SECTION 4.  Quorum.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   SECTION 5.  Annual Meeting of Directors.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   SECTION 6.  Executive Committee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
   SECTION 7.  Committees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
   SECTION 8.  Participation in Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
   SECTION 9.  Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

                                                            ARTICLE III

OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   SECTION 1.  Officers and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   SECTION 2.  Term of Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   SECTION 3.  Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   SECTION 4.  President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   SECTION 5.  Other Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   SECTION 6.  Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   SECTION 7.  Voting of Shares and Securities
               of Other Corporations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7


                                                                   ARTICLE IV

CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   SECTION 1.  Certificates of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   SECTION 2.  Transfer of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   SECTION 3.  Lost or Destroyed Stock Certificates . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                                    ARTICLE V

CHECKS, NOTES, BONDS, DEBENTURES, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                                                   ARTICLE VI

CORPORATE SEAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                                                   ARTICLE VII

CONTROL SHARE ACQUISITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                                                  ARTICLE VIII

AMENDMENT OF BY-LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                                    BY-LAWS

                                       OF

                               DTE HOLDINGS, INC.

                         AS ADOPTED ON JANUARY 26, 1995



                                   ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Company shall be held on the fourth Monday of April in each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), at such time and at such place as may be fixed by the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be held upon call of the Board of Directors or the Chairman of the Board or the President or the holders of record of a majority of the outstanding shares of stock of the Company entitled to vote at such meeting, at such time as may be fixed by the Board of Directors or the Chairman of the Board or the President or such shareholders and stated in the notice of meeting. All such meetings shall be held at the office of the Company in the City of Detroit unless some other place is specified in the notice.

         SECTION 3. NOTICE OF MEETINGS. Written notice of the date, time, place and purpose or purposes of every meeting of the shareholders, signed by the Secretary or an Assistant Secretary, shall be given either personally or by mail, within the time prescribed by law, to each shareholder of record entitled to vote at such meeting and to any shareholder who, by reason of any action proposed at such meeting, might be entitled to receive payment for such stock if such action were taken. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the address as it appears on the record of shareholders, or, if the shareholders shall have filed with the Secretary of the Company a written request that notices intended for such shareholder be mailed to some other address, then directed to the address designated in such request. Further notice shall be given by mail, publication or otherwise, if and as required by law.

         Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at the meeting, in person or by proxy, without protesting at the beginning of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

         Notice of a special meeting shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting.

         SECTION 4. QUORUM. At every meeting of the shareholders, the holders of record of a majority of the outstanding shares of stock of the Company, entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the outstanding shares of stock so present or represented may adjourn the meeting from time to time, without notice (unless otherwise required by statute) other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder.

         SECTION 5. VOTING AND INSPECTORS. Each holder of record of outstanding shares of stock of the Company entitled to vote at a meeting of shareholders shall be entitled to one vote for each share of stock standing in the shareholder's name on the record of shareholders, and may so vote either in person or by proxy appointed by instrument in writing executed by such holder or by the shareholder's duly authorized attorney-in-fact. No proxy shall be valid after the expiration of three years from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force which shall be for some limited period. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.

         In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors for the meeting. If inspectors are not so appointed, the chairman of the meeting shall appoint such inspectors. Before entering upon the discharge of their duties, the inspectors shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after balloting shall make a certificate of the result of the vote taken. No officer or director of the Company or candidate for office of director shall be appointed as an inspector. At all elections of directors the voting shall be by ballot and a plurality of the votes cast thereat shall elect.

         SECTION 6. RECORD OF SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders, which record date shall not be less than ten days nor more than the maximum number of days permitted by law before the date of the meeting, or taking of any other action.

         SECTION 7.       LIST OF SHAREHOLDERS.   A list of shareholders of
record, arranged alphabetically within each class and series of stock, as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders and may be inspected by any shareholder at any time during the meeting. If the right to vote at any meeting is challenged, the inspectors, or the person presiding at the meeting, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear on such list to be shareholders entitled to vote thereat may vote at such meeting.


                                   ARTICLE II

                       BOARD OF DIRECTORS AND COMMITTEES

         SECTION 1. NUMBER, TIME OF HOLDING OFFICE AND LIMITATION ON AGE. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors. The number of directors constituting the entire Board shall be three or such other number as may be determined from time to time by resolution of the Board so long as the total number of directors is not less than two nor more than eight; provided, however, that the minimum and maximum number of directors may be increased or decreased from time to time by vote of a majority of the entire Board; and, further provided that no change in the number of directors shall serve to shorten the term of office of any incumbent director. Each director elected shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified or until his or her resignation or removal.

         Except as hereinafter provided, each director shall be a holder of common stock of the Company at the time of initial election to the Board or shall become a holder within thirty days after such election (to the extent of at least one share, owned beneficially) and any director who thereafter ceases to be such a holder, shall thereupon cease to be a director. The Board shall have the authority to waive the requirement to hold shares in individual situations upon presentation of evidence that a nominee or director is unable to hold shares for legal or religious reasons.

         No person who shall have served as an employe of the Company shall be elected a director after retiring from employment with the Company; provided, however, that if such person was the chief executive officer of the Company at the time of such retirement, such person shall be eligible for election as a director until attaining age seventy. No other person shall be elected a director after attaining age seventy.

         SECTION 2. VACANCIES. Whenever any vacancy shall occur in the Board of Directors by death, resignation, or any other cause, it shall be filled without undue delay by a majority vote of the remaining members of the Board of Directors (even if constituting less than a quorum), and the person who is to fill any such vacancy shall hold office for the unexpired term of the director to whom such person succeeds, or for the term fixed by the Board of Directors acting in compliance with Section l of this Article II in case of a vacancy created by an increase in the number of directors, and until a successor shall be elected and shall have qualified; provided, however, that no vacancy need be filled if, after such vacancy shall occur, the number of directors remaining on the Board shall be not less than a majority of the entire Board including any vacancies. During the existence of any vacancy or vacancies, the surviving or remaining directors shall possess and may exercise all the powers of the full Board of Directors, when action by a larger number is not required by law.

         SECTION 3. MEETINGS OF THE BOARD. Regular meetings of the Board of Directors shall be held at such times and at such places as may from time to time be fixed by the Board of Directors

         Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or, in the event of the incapacity of the Chairman of the Board and the President, the Executive Committee by giving reasonable notice of the time and place of such meetings or by obtaining written waivers of notice, before or after the meeting, from each absent director. All such meetings shall be held at the office of the Company in the City of Detroit unless some other place is specified in the notice.

         A notice, or waiver of notice, need not specify the purpose of the meeting,

         SECTION 4. QUORUM. A majority of the directors in office at the time of a meeting of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted a the meeting as first convened had there been a quorum. The acts of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board, unless otherwise provided by law, by the Articles of Incorporation or by the By-Laws.

         SECTION 5. ANNUAL MEETING OF DIRECTORS. A meeting of the Board of Directors, to be known as the directors' annual meeting, shall be held without notice each year after the adjournment of the annual shareholders' meeting and on the same day, and at such meeting the officers of the Company for the ensuing year shall be elected. If a quorum of the directors is not present on the day appointed for the directors' annual meeting, the meeting shall be adjourned to some convenient day.

         SECTION 6. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate an Executive Committee to consist of the Chief Executive Officer and two or more of the other directors, and alternates, and shall designate the Chairman thereof. The Executive Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Company, and shall have power to authorize the seal of the Company to be affixed to all papers which may require it; but the Executive Committee shall not have power to declare dividends, to change the number of directors constituting the entire Board, to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, any committee, or to fix the compensation of the directors or committee members, or to make or amend By-Laws of the Company, or to submit matters for action by shareholders, or to amend or repeal a resolution of the Board which by its terms may not be changed by the Executive Committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such subcommittees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. All action taken by the Executive Committee shall be reported to the Board at its meeting next succeeding such action. The Secretary or an Assistant Secretary shall attend and act as secretary of all meetings of the Committee and keep the minutes thereof.

         Meetings of the Executive Committee may be called by the Chairman of the Board or the President or, in the event of the incapacity of the Chairman of the Board and the President, by two or more members of the Executive Committee by giving reasonable notice of the time and place of such meetings. All such meetings shall be held at the office of the Company in the City of Detroit unless some other place is specified in the notice.

         SECTION 7. COMMITTEES. The Board of Directors may, by resolution, create a committee or committees of one or more directors, and alternates, to consider and report upon or to carry out such matters (not excepted by the foregoing section) as may be entrusted to them by the Board of Directors, and shall designate the Chairman of each such committee.

         SECTION 8. PARTICIPATION IN MEETINGS. One or more members of the Board of Directors or any committee thereof may participate in any meeting of such Board or such committee by means of a conference telephone or similar communications equipment which enables all persons participating in such a meeting to hear each other at the same time and participation in the manner so described shall constitute presence in person at such meetings.

         SECTION 9. COMPENSATION. Each director of the Company who is not a salaried officer or employe of the Company may receive reasonable compensation for services as a director, including a reasonable fee for attendance at meetings of the Board and committees thereof, and attendance at the Company's request at other meetings or similar activities related to the Company.

                                  ARTICLE III

                                    OFFICERS

         SECTION 1. OFFICERS AND AGENTS. The officers of the Company to be elected by the Board of Directors, as soon as practicable after the election of directors each year, shall be Chairman of the Board, the President, a Secretary and a Treasurer. The Board of Directors may also from time to time elect one or more Vice Presidents, a Controller, a General Auditor, a General Counsel, and such other officers and agents as it may deem proper. The Chairman of the Board and the President shall be chosen from among the directors. The persons holding the offices of Chairman of the Board or President may not also hold the office of General Auditor. The Board of Directors may, in its discretion, leave vacant any office other than that of Chairman of the Board, President, Secretary or Treasurer.

         SECTION 2. TERM OF OFFICE. The term of office of all officers shall be until the next directors' annual meeting or until their respective successors are chosen and qualified; but any officer or agent elected by the Board of Directors may be removed by the Board at any time, with or without cause.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Company, shall preside at all meetings of the Board of Directors and shareholders, at which the Chairman is present, and shall make the annual report to the shareholders. The Chairman shall have general charge of the business and affairs of the Company subject to the control of the Board of Directors, may create in the name of the Company any authorized corporate obligation or other instrument and shall perform such other functions as may be prescribed by the Board from time to time.

         The Chairman of the Board shall manage or supervise the conduct of the corporate finances and relations of the Company with its shareholders, with the public and with regulatory authorities and in addition to the President, may exercise all powers elsewhere in the By-Laws conferred upon the President.
The Chairman may delegate from time to time to the President or to other officers, employes or positions of the Company, such powers as the Chairman may specify in writing, with such terms and conditions, if any, as the Chairman may set forth. A copy of each such delegation and of any revocation or change shall be filed with the Secretary.

         SECTION 4. PRESIDENT. The President shall be the chief operating officer of the Company, subject to the control of the Board of Directors and the Chairman of the Board, shall have power to authorize the employment of such subordinate employes as may, in the President's judgment, be advisable for the operations of the Company, may execute in the name of the Company any authorized corporate obligation or other instrument and shall perform all other acts incident to the President's office or prescribed by the Board of Directors or the Chairman of the Board, or authorized or required by law. During the absence or disability of the Chairman of the Board, the President shall assume the duties and authority of the Chairman of the Board and shall be the chief executive officer of the Company.

         SECTION 5. OTHER OFFICERS. The other officers, agents and employes of the Company shall each have such powers and perform such duties in the management of the property and affairs of the Company, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors, by the Chairman of the Board or by the President.

         SECTION 6. COMPENSATION. The Board of Directors shall determine the compensation to be paid to the Chairman of the Board, the President and each Vice President above the level of Assistant Vice President.

         SECTION 7. VOTING OF SHARES AND SECURITIES OF OTHER CORPORATIONS. Unless the Board of Directors otherwise directs, the Company's Chairman of the Board and President shall each be entitled to vote or designate a proxy to vote all shares and other securities which the Company owns in any other corporation or entity.


                                   ARTICLE IV

                                 CAPITAL STOCK

         SECTION 1. CERTIFICATES OF SHARES. The interest of each shareholder shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, shall be sealed with the seal of the Company or a facsimile thereof, and shall be countersigned by a transfer agent for the stock and registered by a registrar for such stock. The signatures of the officers and the transfer agent or the registrar upon such certificates may be facsimiles, engraved or printed, subject to the provisions of applicable law. In case any officer, transfer agent or registrar shall cease to serve in that capacity after their facsimile signature has been placed on a certificate, the certificates may be issued with the same effect as if the officer, transfer agent or registrar were still in office.

         SECTION 2. TRANSFER OF SHARES. Shares in the capital stock of the Company shall be transferred on the books of the Company upon surrender and cancellation of certificates for a like number of shares, with duly executed power to transfer endorsed thereon or attached thereto.

         SECTION 3. LOST OR DESTROYED STOCK CERTIFICATES. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.


                                   ARTICLE V

                     CHECKS, NOTES, BONDS, DEBENTURES, ETC.

         All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents, either manually or by facsimile signature or signatures, as shall be thereunto authorized from time to time by the Board of Directors either generally or in specific instances; provided that bonds, debentures and other evidences of indebtedness of the Company bearing facsimile signatures of officers of the Company shall be issued only when authenticated by a manual signature on behalf of a trustee or an authenticating agent appointed by the Board of Directors and in case any such officer of the Company shall cease to be such after such officer's facsimile signature has been placed thereon, such bonds, debentures or other evidences of indebtedness may be issued with the same effect as if such person were still in office.


                                   ARTICLE VI

                                 CORPORATE SEAL

         The Board of Directors shall provide a suitable seal, containing the name of the Company.


                                  ARTICLE VII

                           CONTROL SHARE ACQUISITIONS

         The Stacey, Bennett, and Randall Shareholder Equity Act (Chapter 7B of the Michigan Business Corporation Act) shall not apply to any control share acquisitions (as defined in such Act) of shares of the Company.

         This Article VII of the By-Laws may not be amended, altered or repealed with respect to any control share acquisition of shares of the Company effected pursuant to a tender offer or other transaction commenced prior to the date of such amendment, alteration or repeal.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

         By-Laws of the Company may be amended, repealed or adopted by vote of the holders of a majority of shares at the time entitled to vote in the election of any directors or by vote of a majority of the directors in office.